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                                                                EXHIBIT 10.1(l)





                                EXHIBIT 10.1(l)


           FIRST AMENDMENT TO THE 1993 DIRECTORS STOCK INCENTIVE PLAN









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            FIRST AMENDMENT TO THE AMERICAN BUSINESS PRODUCTS, INC.
                      1993 DIRECTORS STOCK INCENTIVE PLAN




     This First Amendment to the American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "Plan") is made and entered into this 11th day of December , 1996, by American Business Products, Inc. (the "Company").



                              W I T N E S S E T H:


     WHEREAS, the Company maintains the Plan for the benefit of its directors who are not otherwise employees of the Company or its subsidiaries; and

     WHEREAS, the Company believes it is in the best interest of the Company and its directors to amend the Plan to (i) effective as of January 1, 1996, permit directors whose service on the Board of Directors ceases as a result of their voluntary termination or due to attainment of age 70 to exercise their vested Options for a period of up to one year following the end of their service, (ii) effective as of January 1, 1997, increase the formula for awards of Restricted Stock to eligible directors, and (iii) decrease the vesting period for Restricted Stock awards made after January 1, 1997; and

     WHEREAS, Section 10(b) of the Plan permits the Company to amend the Plan at any time; and

     WHEREAS, the Board has adopted a resolution authorizing the amendment of the Plan;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:


                                       1.

     Effective as of January 1, 1996, subsection 5(j)(ii) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

            "(ii) In the event an Optionee ceases to be a director of the Company at the request of the Company or due to his failure to be reelected by the shareholders, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier of
            (a) the expiration date of the Option, or (b) 3 months after the date the director ceases to be a director of the Company. Prior to the earlier of the dates specified in the first sentence of this subsection 5(j)(ii), the Option shall be exercisable only in accordance with its terms."



                                       2.

     Effective as of January 1, 1996, Section 5(j) of the Plan shall be amended by adding the following as subsection (iv) thereof:



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            "(iv) In the event an Optionee voluntarily ceases to be a
            director of the Company at any time or ceases to be a director upon attaining age 70, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier of (a) the expiration date of the Option, or (b) 1 year after the date the director ceases to be a director of the Company. Prior to the earlier of the dates specified in the first sentence of this subsection 5(j)(iv), the Option shall be exercisable only in accordance with its terms."


                                       3.

     Effective as of January 1, 1997, subsection 6(a)(iv) of the Plan shall be deleted in its entirety and the following new subsections (iv) and (v) substituted in lieu thereof:

            "(iv) As of the date of the annual shareholders meeting at the beginning of each year for which an eligible director is reelected or continues to serve as a director of the Company, he shall receive 100 shares of Restricted Stock.

            (v) Notwithstanding any other provision of this Plan, no director shall receive a total of more than 2,000 shares of Restricted Stock under this Plan."


                                       4.

     Effective as of January 1, 1997, Section 6(b) of the Plan shall be amended by adding the following sentence at the end thereof:

            "For purposes of any award of Restricted Stock made after January 1, 1997 under the Plan, the restrictions described above shall apply for only one year after the date of award, instead of three years after such date. Further, the one-year period shall be waived and the Recipient deemed fully vested upon any one of the events described in subsections (i) through (iv) of this Section 6(b) above that occurs during the one-year period from the date of award."


                                       5.

     Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.


     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer as of the date first written above.


                            AMERICAN BUSINESS PRODUCTS, INC.


                            By:    /s/  R. W. Gundeck
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                            Title:  President and Chief Executive Officer
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